Exhibit 10.12

TEKENVERSIE

KADANS BIOFACILITIES
2[e] ADDENDUM OP HUUROVEREENKOMST KANTOORRUIMTE en andere bedrijfsruimte in de zin van artikel 7:230a BW d.d. 4 augustus 2007	Nieuwe Kanaal 7 6709 PA Wageningen Postbus 143 5260 AC Vught T 0411 625 628 F 0411 625 620 info@ biofacilities.n1 www.biofacilities.n1

Ondergetekenden:

Kadans Biopartner B.V., gevestigd aan het Nieuwe Kanaal 7 (6709 PA) te Wageningen, ingeschreven in het handelsregister onder nummer 09113198, rechtsgeldig vertegenwoordigd door de heer J.Th. Gielen, hierna te noemen 'verhuurder';

en

Dyadic Nederland B.V., gevestigd aan het Nieuwe Kanaal 7s (6709 PA) te Wageningen, ingeschreven in het handelsregister onder nummer 30186473, omzetbeiastingnummer NL8117.99.128.B.01, rechtsgeldig vertegenwoordigd door Dyadic International Inc., gevestigde Jupiter, Florida 33477, Verenigde Staten van Amerika aan de 140 Intracoastal Pointe Drive, Suite 404, ingeschreven in het handelsregister in de Department of State, Florida onder nummer p96000018919, op haar beurt rechtsgeldig vertegenwoordigd door de heer W. van derWilden, hierna te noemen 'huurder';

in aanmerking nemende dat:

-	huurder op 4 augustus 2007 een huurovereenkomst heeft gesloten met BioPartner Center Wageningen B.V. die haar naam per 1januari 2010 heeft gewijzigd in Kadans Biopartner B.V.;
-	de huurovereenkomst betrekking heeft op de huur van een deel in het BioPartner Center Wageningen;
-	partijen op 1 juli 2009 een addendum op de huurovereenkomst van 4 augustus 2007 hebben ondertekend;
-	partien de bpende huurovereenkomst incl. het addendum willen verlengen tot 1 november 2017;
-	partijen overeenstemming hebben bereikt over de huurcondities van deze verlenging en di!in onderhavig (2e) addendum willen vastleggen;

komen hierbij overeen dat in de huurovereenkomst d.d. 4 augustus 2007, c.q. he\ addendum d.d. 1 juli 2009, de volgende artikelen warden gewijzigd c.q. aangevuld: 3.1, 4.1 en 4.8

Duur, verlenging en opzegging

3.1	Partijen komen overeen de bestaande huurovereenkomst incl. addendum tot en met 31 oktober 2017 te verlengen.

2e ad en um Dyadic Nederland B.V.

Paraaf huurder	Paraaf huurder:

TEKENVERSIE

Huurprijs, huurprijsaanpassing, betalingsverplichting, betaalperiode

4.1	De huurprijs bedraagt exciusief btw, € 110.280,-- op jaarbasis.

4.8	Per betaalperiode van Mn kalendermaand is huurder aan verhuurder, vanaf 1 maart 2012, verschuldigd:

- de huurprijs per maand	€9.190,--
- de over de huurverschuldigde omzetbelasting	€1.746,10
- voorschot op de vergoeding voor door of vanwege verhuurder verzorgde leveringen en diensten	€1.821,89
- voorschot op de vergoeding voor door of vanwege verhuurder verzorgde leveringen van elektriciteit, gas en water (incl. BTW)	€1.856,40
- OZB (overig) (incl. btw)	€150,54

Totaal (incl. BTW):	€14.764,93

zegge: veertienduizend en zevenhonderd en vierenzestig 93/100 euro

De overige bepalingen in de huurovereenkomst d.d. 4 augustus 2007 en addendum d.d. 1 juli 2009 biijven onverminderd van kracht.

Dit addendum en de huurovereenkomst d.d. 4 augustus 2007 en addendum d.d. 1 juli 2009 met bijbehorende bijiagen zijn onlosmakelijk met elkaar verbonden.

Aldus opgemaakt en ondertekend intweevoud

Wageningen, 31 januari 2012

/s/ W. van der Wilden	/s/ J. Th. Gielen
W. van der Wilden	J. Th. Gielen

Dyadic Nederland B.V.	Kadans Biopartner B.V.

2e ad en um Dyadic Nederland B.V.

Paraaf huurder	Paraaf huurder:

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partjen de lopende huurovereenkomst Incl. het addendum wiilen verlengen tot 1 november 2017
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The current lease addendum partjen including the wish to extend to November 1, 2017

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